Exhibit 99.1

UNITY Biotechnology, Inc. Reports Second Quarter 2023 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., August 8, 2023 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the second quarter ended June 30, 2023.

“We are focused on rapidly advancing UBX1325 (foselutoclax) into the next clinical study to help patients suffering from diabetic macular edema who receive suboptimal benefit from the current anti-VEGF standard of care,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “Our Phase 2b ASPIRE study is a head-to-head trial comparing UBX1325 against aflibercept in patients with DME and follows our positive data from the Phase 2 BEHOLD study in which patients showed a statistically significant and clinically meaningful improvement in visual acuity that was sustained through 48 weeks after just a single injection of UBX1325. We are also looking forward to continuing to learn about potential efficacy of UBX1325 in combination with aflibercept from Part B of the Phase 2 ENVISION study in patients with wet AMD.”

The Company expects to disclose 48-week data from Part B of the ENVISION Phase 2 study in patients with AMD in the third quarter. Also in the third quarter, the Company expects to activate clinical trial sites in ASPIRE with the first patient dosed shortly thereafter. The ASPIRE study is expected to enroll about 40 subjects, with 16-week data expected in the fourth quarter of 2024 and 24-week data expected in the first quarter of 2025.

Second Quarter 2023 Financial Results

Cash, cash equivalents and marketable securities totaled $71.0 million as of June 30, 2023 compared with $94.8 million as of December 31, 2022. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the fourth quarter of 2024.

Operating loss for the three months ended June 30, 2023 was $12.0 million compared to $12.3 million for the three months ended June 30, 2022. Cash used in operations during the first and second quarters of 2023 was $22.4 million compared to $29.8 million for the first and second quarters of 2022.

Research and development expenses decreased by $1.1 million, to $6.5 million for the three months ended June 30, 2023 from $7.6 million for the three months ended June 30, 2022. The decrease was primarily due to decreases of $0.4 million in personnel costs due to our reduced headcount related to out reduction in force, and $0.7 million in operating costs due to reduced fixed assets depreciation and reduced office space.

General and administrative expenses increased by $0.5 million, to $5.4 million for the three months ended June 30, 2023 from $4.9 million for the three months ended June 30, 2022. The increase was primarily due to increases of $0.3 million in personnel-related expenses due to increased stock-based compensation from the new May 2023 awards, director refresh awards and option repricing true up expense, and $0.3 million in professional fees and accounting service fees, partially offset by $0.1 million decrease in operating costs mainly from the sublease income of the Company's property.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 8, 2023, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(Unaudited)
Licensing revenue - Related Party	$—	$236	$—	$236

Operating expenses:
Research and development	6,529	7,553	12,364	20,014
General and administrative	5,433	4,941	10,252	10,747
Total operating expenses	11,962	12,494	22,616	30,761
Loss from operations	(11,962)	(12,258)	(22,616)	(30,525)
Interest income	805	58	1,660	87
Interest expense	(979)	(894)	(1,981)	(1,702)
Other income (expense), net	(69)	(43)	(133)	88
Net loss	(12,205)	(13,137)	(23,070)	(32,052)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	14	(11)	115	(143)
Comprehensive loss	$(12,191)	$(13,148)	$(22,955)	$(32,195)
Net loss per share, basic and diluted	$(0.85)	$(1.90)	$(1.61)	$(4.69)
Weighted-average number of shares used in computing net loss per share, basic and diluted	14,425,775	6,924,782	14,369,643	6,839,293

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$19,118	$12,736
Short-term marketable securities	49,974	82,059
Prepaid expenses and other current assets	3,874	1,740
Total current assets	72,966	96,535
Property and equipment, net	7,181	7,825
Operating lease right-of-use assets	18,061	19,042
Long-term marketable securities	1,899	—
Long-term restricted cash	896	896
Other long-term assets	5	52
Total assets	$101,008	$124,350
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,449	$1,790
Accrued compensation	1,652	3,020
Accrued and other current liabilities	5,417	5,334
Current portion of long-term debt	13,704	9,476
Total current liabilities	22,222	19,620
Operating lease liability, net of current portion	25,297	26,991
Long-term debt, net of current portion	4,082	10,891
Total liabilities	51,601	57,502
Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	532,563	527,049
Accumulated other comprehensive gain	(136)	(251)
Accumulated deficit	(483,021)	(459,951)
Total stockholders’ equity	49,407	66,848
Total liabilities and stockholders’ equity	$101,008	$124,350

Media

Evoke Canale

Jason Spark

jason.spark@evokegroup.com

Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com